Exhibit 10.37
MCAFEE, INC.
RESTRICTED STOCK UNIT ISSUANCE AGREEMENT
     RECITALS
          A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees who provide services to the Corporation (or any Parent or Subsidiary).
          B. The Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to the Participant under the Plan.
          C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.
     NOW, THEREFORE, it is hereby agreed as follows:
          1. Grant of Restricted Stock Units. The Corporation hereby awards to the Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock on the vesting date of that unit. Past services are deemed to be full consideration equal to the Restricted Stock Unit par value. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for the Restricted Stock Units and the underlying shares, the dates on which those vested shares shall be issued to the Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement[, including Appendix B, which includes any country-specific terms for the Participant’s country of residence.][NON-U.S. FORM ONLY]
AWARD SUMMARY

Participant
Name and ID:	_____________

Award Date:	_____________

Number of
Shares Subject
to Award:	_____________shares of Common Stock (the “Shares”)

Vesting
Schedule:	The Shares shall vest as follows:

_____________

Such dates are herein designated the “Vesting Dates”. In no event shall any

Shares vest after the date of the Participant’s termination of Service.

Issuance Schedule	The Shares in which the Participant vests in accordance with the foregoing Vesting Schedule will be issuable immediately upon vesting.

However, the actual number of vested Shares to be issued will be subject to the automatic Share withholding provisions of Paragraph 6 pursuant to which the applicable Withholding Taxes are to be collected.
          2. Limited Transferability. Prior to actual receipt of the Shares which vest hereunder, the Participant may not sell, pledge, assign, hypothecate, transfer or dispose of in any way (whether by operation of law or otherwise) any interest in the Award or the underlying Shares, except pursuant to a domestic relations order governing the division of marital property. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void. Any Shares which vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or to the Participant’s designated beneficiary or beneficiaries of this Award. The Participant may make such a beneficiary designation at any time by filing the appropriate form with the Plan Administrator or its designate.
          3. Cessation of Service. Except as otherwise provided herein, should the Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.
          4. Transfer of Control.
               (a) Any Restricted Stock Units subject to this Award at the time of a Transfer of Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash incentive program of the successor entity which preserves the Fair Market Value of any unvested shares of Common Stock subject to the Award at the time of the Transfer of Control and provides for subsequent payout of that value in accordance with the vesting schedule applicable to the Award.
               (b) In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award will be adjusted immediately after the consummation of the Transfer of Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Transfer of Control would have been converted in consummation of that Transfer of Control had those Shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Transfer of Control, the successor corporation may, in connection with the assumption or continuation of the

Restricted Stock Units subject to the Award at that time, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Transfer of Control transaction, provided such common stock is readily tradable on an established U.S. securities market.
               (c) If the Restricted Stock Units subject to this Award at the time of the Transfer of Control are not so assumed or otherwise continued in effect or replaced with a cash incentive program in accordance with the foregoing provisions of this Paragraph 4, then those Restricted Stock Units shall terminate immediately upon the consummation of that Transfer of Control, and the Participant shall cease to have any right or entitlement to receive any shares of Common Stock or other securities, property or consideration with respect to the terminated Restricted Stock Units.
               (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
          5. Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
          6. Issuance of Shares of Common Stock.
               (a) At such time as is set forth in the Issuance Schedule described in Paragraph 1 of this Award, the Corporation shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of underlying shares of Common Stock, subject, however, to the Share withholding provisions of Paragraph 6(b) pursuant to which the applicable Withholding Taxes are to be collected. Prior to actual payment of any vested Shares, the Restricted Stock Units shall represent an unsecured obligation. [Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the Participant’s termination of Service (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Corporation), other than due to death, and if (x) the Participant is a “specified employee” within the meaning of Section 409A at the time of such termination and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to the Participant on or within the six (6) month period following the Participant’s termination of Service, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of such termination, unless the Participant dies during such six (6) month period, in which case, the Restricted Stock Units will be paid to the Participant’s estate as soon as practicable following his or her death, subject to Paragraph 6(b). It is the intent of this Agreement to comply with the requirements of Section

409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.][U.S. FORM ONLY]
               (b) On the date the vested Shares are to be issued hereunder to the Participant, the Corporation shall automatically withhold a portion of those vested Shares with a Fair Market Value (measured as of the vesting date) equal to the amount of the applicable Withholding Taxes; provided, however, that the amount of the Shares so withheld shall not exceed the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income. No fractional share of Common Stock shall be so withheld, and the Participant shall pay that portion of the Withholding Taxes in cash to the Corporation, either directly or through withholding from his or her other wages.
               (c) In no event will any fractional shares be issued.
               (d) The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance after the satisfaction of the applicable Withholding Taxes.
          7. Compliance with Laws and Regulations.
               (a) The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock may be listed for trading at the time of such issuance.
               (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance of any Common Stock hereby shall relieve the Corporation of any liability with respect to the non-issuance of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.
          8. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, (i) the Corporation and its successors and assigns and (ii) the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries of the Award designated by the Participant.

          9. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below the Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
          10. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.
          11. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.
          12. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s Service at any time for any reason, with or without cause.
          13. [Nature of Grant; No Entitlement; No claim for Compensation. In accepting the grant of this Award for the number of Shares as specified above, the Participant acknowledges the following:
               (a) The Plan is established voluntarily by the Corporation; it is discretionary in nature and may be modified, amended, suspended or terminated by the Corporation at any time. The grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past. All decisions with respect to future awards, if any, will be at the sole discretion of the Plan Administrator.
               (b) This Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Corporation or its Parent or Subsidiaries (including, as applicable, the Participant’s employer) and which is outside the scope of the Participant’s employment contract, if any. This Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
               (c) In the event that the Participant’s employer is not the Corporation, the grant of the Award will not be interpreted to form an employment contract or relationship with the Corporation and, furthermore, the grant of the Award will not be interpreted to form an employment contract with the Participant’s employer or any Subsidiary.
               (d) In consideration of the grant of this Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or any of the Shares issuable under the Award from termination of the Participant’s employment by the Corporation or the Participant’s employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and the Participant irrevocably releases the Participant’s employer, the Corporation and its Parent and Subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed to have irrevocably waived his or her entitlement to pursue such claim.][NON-U.S. FORM ONLY]
          14. [Data Privacy.
               (a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement by and among, as applicable, the Participant’s employer, the Corporation and its Parent and Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
               (b) The Participant understands that the Participant’s employer, the Corporation and its Parent and Subsidiaries, as applicable, hold certain personal information about the Participant regarding the Participant’s employment, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation and its Parent and Subsidiaries, details of all options, awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”). The Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including but not limited to outside auditors, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact Participant’s local human resources representative.][NON-U.S. FORM ONLY]
          15. [Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver any document related to the Award, the Plan or future awards that may be granted under the Plan by electronic means, and the Participant hereby consents to receive such documents by electronic delivery.][NON-U.S. FORM ONLY]
          16. Restrictions on Sale of Securities. The Shares issued as payment for vested Restricted Stock Units under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt. However, a Participant’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Corporation and must comply with the Corporation’s insider trading policies, and any other applicable securities laws.
          17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
          18. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
          19. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Corporation. [Notwithstanding anything to the contrary in the Plan or this Agreement, the Corporation reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A prior to the actual payment of Shares pursuant to this Award.][U.S. FORM ONLY]
          20. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received a right to receive stock under the Plan, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Corporation at any time.

          By Participant’s electronic acceptance and/or signature and the signature of the Corporation’s representative below, the Participant and the Corporation agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed and fully understands all provisions of the Plan and this Agreement in their entirety, and has had an opportunity to obtain the advice of counsel prior to executing this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions relating to the Plan and this Agreement.

MCAFEE, INC.	PARTICIPANT

By:	By:
Name:	Name:
Title:

APPENDIX A
DEFINITIONS
          The following definitions shall be in effect under the Agreement:
          A. Agreement shall mean this Restricted Stock Unit Issuance Agreement.
          B. Award shall mean the award of Restricted Stock Units made to the Participant pursuant to the terms of this Agreement.
          C. Award Date shall mean the date the Restricted Stock Units are awarded to the Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
          D. Board shall mean the Corporation’s Board of Directors.
          E. Code shall mean the Internal Revenue Code of 1986, as amended.
          F. Committee shall mean the Compensation Committee of the Board.
          G. Common Stock shall mean shares of the Corporation’s common stock.
          H. Corporation shall mean McAfee, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of McAfee, Inc. which shall by appropriate action adopt the Plan.
          I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
          J. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
          (i) If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the Nasdaq National Market on the date in question, as such price is reported by the National Association of Securities Dealers and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

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          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          K. Participant shall mean the person to whom the Award is made pursuant to the Agreement.
          L. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          M. Plan shall mean the Corporation’s 1997 Stock Incentive Plan, as amended from time to time.
          N. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
          O. Restricted Stock Unit is defined as the right to receive one share of common stock with a par value of $0.01 upon vesting in accordance with the terms of the Agreement.
          P. Service shall mean the Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, the Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which the Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a personal leave approved by the Corporation.
          Q. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.
          R. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total

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combined voting power of all classes of stock in one of the other corporations in such chain.
          S. Transfer of Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
          (i) the direct or indirect sale or exchange by the stockholders of the Corporation of all or substantially all of the voting stock of the Corporation wherein the stockholders of the Corporation immediately before such sale or exchange do not retain in substantially the same proportions as their ownership of shares of the Corporation’s voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which, as a result of such sale or exchange, owns the Corporation either directly or indirectly through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Corporation immediately after such sale or exchange;
          (ii) a merger or consolidation where the stockholders of the Corporation immediately before such merger or consolidation do not retain in substantially the same proportions as their ownership of shares of the Corporation’s voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which, as a result of such merger or consolidation, owns the Corporation either directly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of the Corporation immediately after such merger or consolidation;
          (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Corporation (other than a sale, exchange, or transfer to one or more corporations (the “Transferee Corporation(s)”) wherein the stockholders of the Corporation immediately before such sale, exchange or transfer retain in substantially the same proportions as their ownership of shares of the Corporation’s voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which owns the Transferee Corporation(s) either directly or through one or more subsidiaries), at least a majority of the beneficial interest of the voting stock of the Transferee Corporation(s) immediately after such event; or
          (iv) a liquidation or dissolution of the Corporation.
          T. Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the issuance of the shares of Common Stock which vest under the Award.

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